UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2012

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-32924	84-1652107
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Suite 400, Omaha, NE		68114
(Address of principal executive offices)		(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Green Plains Renewable Energy, Inc. held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”) on May 2, 2012. Related to matters voted upon at the Annual Meeting, all nominees for director were elected to serve three-year terms that expire at the Company’s 2015 annual meeting, while the proposed amendment to the Company’s Articles of Incorporation authorizing the addition of 50,000,000 shares of preferred stock was not approved.

The number of shares cast for, against or withheld are as follows:

1.	Proposal to elect four directors to serve three-year terms that expire at the 2015 annual meeting.

Nominee	For	Withheld
Jim Barry	17,564,635	2,457,753
Todd Becker	19,447,395	574,993
Brian Peterson	13,300,289	6,722,099
Alain Treuer	19,445,075	577,313

2.	Proposal to approve an amendment to the Company’s Articles of Incorporation authorizing the addition of 50,000,000 shares of preferred stock.

For	Against	Abstain
8,083,431	11,898,232	40,725

No other matters were voted upon at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: May 3, 2012	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer (Principal Financial Officer)

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